As filed with the Securities and Exchange Commission on June 27, 2001
                                                             File No. 333-06315
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    Form S-8
                             Registration Statement
                                      Under
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                GATX CORPORATION
             (Exact name of registrant as specified in its charter)

                           --------------------------

           New York                            36-1124040
(State or other jurisdiction of
incorporation  or organization)           I.R.S. Employer Identification No.)


                          ---------------------------

                             500 West Monroe Street
                             Chicago, Illinois 60661
                    (Address of principal executive offices)

                              GATX Logistics Inc.,
                          401(k) Cash Accumulation Plan
                            (Full title of the plan)

                             Ronald J. Ciancio, Esq.
                                GATX Corporation
                             500 West Monroe Street
                             Chicago, Illinois 60661
                     (Name and Address of Agent for Service)

                                  312-621-6591
          (Telephone Number, including area code, of Agent for Service)

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


     This Post-Effective Amendment No. 1 is being filed to amend the registration statement (the "Registration Statement") on Form S-8 (No. 333-06315), pursuant to which GATX Corporation ("GATX") registered 200,000 shares of its common stock, $0.625 par value ("Common Stock") and an indeterminate amount of interests in the plan, issuable pursuant to the GATX Logistics Inc. 401(k) Cash Accumulation Plan (the "Plan").

     On June 13, 2000, GATX completed the sale of 81% of GATX Logistics, Inc. to Oak Hill Capital Partners, L.P. and Stephens Group, Inc. GATX Logistics, Inc. had been a wholly owned subsidiary of GATX prior to the sale. Subsequent to the sale, the Plan was amended to eliminate a GATX stock fund as an investment alternative and the GATX stock fund was liquidated and the proceeds invested in other alternatives under the Plan.

     In accordance with an undertaking made by GATX in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, GATX hereby withdraws from registration the 70,333.162 shares of Common Stock registered under the Registration Statement and associated Plan interests that remain unsold as of the date hereof.












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







                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on June 25, 2001.

                                        GATX CORPORATION



                                        By /s/ Ronald J. Ciancio
                                           -------------------------------------
                                        Name:  Ronald J. Ciancio
                                        Title: General Counsel














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